EXHIBIT 99.1

                             [AMERIANA BANCORP LOGO]


        News Release

        Contact:   Jerome J. Gassen
                   President and Chief Executive Officer
                   (765) 529-2230

                   AMERIANA BANK COMPLETES CHARTER CONVERSION
                      TO BECOME AN INDIANA COMMERCIAL BANK

NEW CASTLE, Ind. (June 1, 2009) - Ameriana Bancorp (NASDAQ:ASBI), parent company of Ameriana Bank, today announced that the Indiana Department of Financial Institutions has approved Ameriana Bank's application to convert its charter from an Indiana savings bank to an Indiana commercial bank. The charter conversion does not involve any significant financial or regulatory changes and will not affect Ameriana Bank's current activities.

         Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp, said, "We are pleased to complete this charter conversion process and consider it a milestone in the continued growth of Ameriana Bank. With an increased emphasis on commercial lending over the past several years, a commercial bank charter represents a more logical fit for our current operations and better positions us to compete in our market and effectively execute our business strategy."

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC), and Ameriana Investment Management.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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